UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 12, 2010, PerkinElmer, Inc. (“PerkinElmer”) entered into a stock purchase agreement (the “Purchase Agreement”) with SGL Holdings Company, LLC (“SGL”), SGL NewCo, Inc. (“NewCo”), the members of SGL and certain other parties under which PerkinElmer will acquire Signature Genomic Laboratories, LLC (“Signature”), a diagnostic genetic testing company based in Spokane, Washington.

The Purchase Agreement provides for the acquisition of all of the stock of NewCo (which owns all of the membership interests in Signature) by PerkinElmer in exchange for payment of cash consideration of $90,000,000, subject to adjustment based on certain indebtedness and the working capital of NewCo and Signature as of the closing date. The Purchase Agreement contains representations, warranties and covenants as to the parties’ business, financial and legal obligations and provides for indemnification by each of the parties (other than PerkinElmer) in the event of, among other things, a breach of such representations, warranties or covenants. A portion of the cash consideration will be held in escrow for up to 18 months in order to secure such indemnification obligations.

The transaction is subject to customary closing conditions, including approval under the Hart-Scott-Rodino Act, and is expected to close in May 2010.

A copy of the press release announcing the entry into the Purchase Agreement is filed with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 14, 2010	By:	/S/ JOHN L. HEALY
John L. Healy, Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 14, 2010 issued by PerkinElmer, Inc. to announce the entrance into the Purchase Agreement